                                                                    Exhibit 99.5
                             THOMAS GROUP, INC.
                        INTERLINK TECHNOLOGIES, INC.
                          STATEMENTS OF OPERATIONS
              TEN MONTHS ENDED JUNE 30, 1995 AND JUNE 30, 1994
                               (in thousands)
                                 (Unaudited)


                                              Ten Months Ended Ten Months Ended
                                                June 30, 1995    June 30, 1994
                                              ================ ================
Revenues                                             $5,616          $ 3,550

 Cost of sales, exclusive of depriciation             3,497            2,161
 Selling, general and administrative,
   exclusive of depreciation                          1,253            2,237
 Depreciation                                            60               75
 Capitalized software amortization                      238              203
 Goodwill amortization                                    0                0
                                                     ------          -------
                                                      5,048            4,676
                                                     ------          -------
Operating Income(Loss)                                  568           (1,126)
 Interest income (expense)                                0                0
 Net gain on securities sale                              0                0
                                                     ------          -------
Income before income taxes                              568           (1,126)
 Income taxes                                           103               (6)
                                                     ------          -------

Net Income                                           $  465          $(1,120)
                                                     ======          =======



        The accompanying notes are an integral part of this statement.